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                                                                    EXHIBIT 23.2

                               [BSAI Letterhead]



                               February 19, 1999


Prentiss Properties Trust
3890 W. Northwest Highway, Suite 400
Dallas, Texas 75220

          Re:  Prentiss Properties Trust:  Registration Statement on Form S-3:
               92,258 Common Shares of Beneficial Interest

Ladies and Gentlemen:

          We hereby consent to the use of the name of our firm in the above-referenced Registration Statement under the caption "Legal Opinions." In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.


                                    Very truly yours,

                                    /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP